SECURITIES UNITED STATES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 31, 2009

AMERICAN COMMUNITY PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

MARYLAND (State or other jurisdiction of incorporation)	1-14369 (Commission File Number)	52-2058165 (I.R.S. Employer Identification No.)

222 Smallwood Village Center
St. Charles, Maryland  20602
(Address of principal executive offices)(Zip Code)

(301) 843-8600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This amended Current Report on Form 8-K/A is being filed to correct an inadvertent error that was contained in the Company's Current Report on Form 8-K that was filed on April 6, 2009. The Company inadvertently filed as an exhibit to the Current Report on Form 8-K that was filed on April 6, 2009, a draft of the Agreement of Purchase and Sale of Limited Partnership Interests that was the subject of the report, rather than filing a copy of the definitive Agreement of Purchase and Sale of Limited Partnership Interests. The Company has included the correct exhibit as part of this filing. The disclosure contained in the Company's Current Report on Form 8-K that was filed on April 6, 2009, was correct and is set forth again below without change.

Item 1.01	Entry into a Material Definitive Agreement
On March 31, 2009, American Community Properties Trust (“ACPT” or the “Company) entered into an Agreement of Purchase and Sale of Limited Partnership Interests (the “Purchase Agreement”) with Partners Business Equities, LLC (“PBE”) and its associates, to purchase all of the general and limited partnership interests in Interstate General Properties Limited Partnership, S.E (“IGP”), a wholly owned subsidiary of the Company, for $14,300,000.  PBE is a related party that has been formed by members of the management team of IGP.  IGP owns the general partner interests in nine partnerships, which collectively own and operate a total of 12 multifamily rental facilities in Puerto Rico and a limited partner interest in two of these partnerships.  The sale is subject to customary closing conditions and required consents and approvals, including approvals from the U.S. Department of Housing of Urban Development, the existing lenders on the properties, and the limited partners in the partnerships.  The Company expects to close the sale during the third quarter of 2009.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement.

Item 7.01	Regulation FD Disclosure
On April 6, 2009, we issued a press release announcing that we entered into the Purchase Agreement with PBE.  A copy of the release is furnished as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
The exhibits listed below are filed herewith.  The Purchase Agreement included as an exhibit is included only to provide information to investors regarding its terms.  The Purchase Agreement contains representations, warranties and other provisions that were made, among other things, to provide the parties thereto with specified rights and obligations and to allocate risk among them, and such agreement should not be relied upon as constituting or providing any factual disclosures about the Company, any other persons, any state of affairs or other matters.

(d)	Exhibits
10.1	Agreement of Purchase and Sale of Limited Partnership Interests
99.1	Press Release of American Community Properties Trust issued on April 6, 2009

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN COMMUNITY PROPERTIES TRUST
(Registrant)

Dated: April 22, 2009	By: /s/ Matthew M. Martin
Matthew M. Martin Chief Financial Officer